                                                                      EXHIBIT 21
                                                                      ----------

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                       -----------------------------------

                                  SUBSIDIARIES
                                  ------------

     As of March 19, 2002, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                                     Percent of
                                                                  Voting Securities
                                                    Organized         Owned by
                                                  Under Laws of    Immediate Parent
                                                  -------------   -----------------
Chiquita Brands, Inc.                              Delaware              100%
     American Produce Company                      Delaware              100%
     Chiquita Banana Company B.V.                  Netherlands           100%
        Chiquita Finland Oy                        Finland               100%
        Chiquita Italia, S.p.A.                    Italy                 100%
        Chiquita Tropical Fruit Company B.V.       Netherlands           100%
     Chiquita Brands Company, North America        Delaware              100%
        CB Containers, Inc.                        Delaware              100%
        OV Containers, Inc.                        Delaware              100%
     Chiquita Citrus Packers, Inc.                 Delaware               80%
     Chiquita Compagnie des Bananes                France                100%
     Chiquita Frupac Inc.                          Delaware              100%
     Chiquita Gulf Citrus, Inc.                    Delaware              100%
     Chiquita International Trading Company        Delaware              100%
        Chiquita Far East Holdings B.V.            Netherlands           100%
        Chiquita International Limited             Bermuda               100%
             Compania Bananera Atlantica Limitada  Costa Rica            100%
             Great White Fleet Ltd.                Bermuda               100%
                BVS Ltd.                           Bermuda               100%
                CDV Ltd.                           Bermuda               100%
                CDY Ltd.                           Bermuda               100%
                CRH Shipping Ltd.                  Bermuda               100%
                Danfund Ltd.                       Bermuda               100%
                Danop Ltd.                         Bermuda               100%
                GPH Ltd.                           Bermuda               100%
                Great White Fleet (US) Ltd.        Bermuda               100%
                NCV Ltd.                           Bermuda               100%
                Norvel Ltd.                        Bermuda               100%
             Tela Railroad Company Ltd.            Bermuda               100%
        M.M. Holding Ltd.                          Bermuda               100%
                                                   (Continued)

                                                              ------------------

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                       -----------------------------------

                                  SUBSIDIARIES
                                  ------------

                                                         Percent of
                                                     Voting Securities
                                       Organized         Owned by
                                     Under Laws of    Immediate Parent
                                     -------------   -----------------
     Chiquita Tropical Products Company     Delaware            100%
     Chiriqui Land Company                  Delaware            100%
     Compania Agricola del Guayas           Delaware            100%
     Compania Agricola de Rio Tinto         Delaware            100%
     Compania Mundimar, S.A.                Costa Rica          100%
     Friday Holdings, L.L.C.                Delaware            100%
        Chiquita Processed Foods, L.L.C.    Delaware            100%
     Maritrop Trading L.L.C.                Delaware            100%
     Progressive Produce Corporation        Ohio                100%

     The names of approximately 160 subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 100 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and controlled majority-owned subsidiaries.